UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 21, 2020 (May 20, 2020)

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. FIELD COURT, SUITE 300, LAKE FOREST, Illinois 60045

(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Restructuring Support Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K (“Current Report”) is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership.

Chapter 11 Petitions

On May 20, 2020 (the “Petition Date”), Akorn, Inc. (the “Company”) and its U.S. direct and indirect subsidiaries (together with the Company, the “Company Parties”) filed voluntary cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Company Parties have filed a motion to have the Chapter 11 Cases jointly administered under the caption In re Akorn, Inc., et al. Each Company Party will continue to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

On the Petition Date, the Company Parties filed a number of motions with the Court generally designed to facilitate the Company Parties’ transition into Chapter 11. Certain of these motions seek authority from the Court for the Company Parties to make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes, and certain vendors and other providers of goods and services essential to the Company Parties’ businesses. The Company Parties expect that the Court will approve the relief sought in these motions on an interim basis.

The Company Parties are seeking to sell some or all of their assets pursuant to Section 363 of the Bankruptcy Code (the “Sale”). To facilitate their continued marketing and sale process, the Company Parties have filed a motion with the Court to approve the Bidding Procedures (as defined below), including milestones by which parties in interest will be required to submit indications of interest and bids for all or a portion of the Company Parties’ assets.

Restructuring Support Agreement

In contemplation of the Chapter 11 Cases, on May 20, 2020, the Company Parties entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “Restructuring Support Agreement”) with certain lenders (the “Consenting Term Lenders”) holding more than 75% in principal amount of the outstanding term loans under the Term Loan Credit Agreement, dated as of April 17, 2014 (as amended, restated, supplemented or otherwise modified, the “Term Loan Credit Agreement”), by and among the Company and certain of its subsidiaries, the lenders thereunder (the “Lenders”) and Wilmington Savings Fund Society, FSB, in its capacity as successor administrative agent (the “Term Loan Agent”).

The Restructuring Support Agreement provides that the Consenting Term Lenders will support certain transactions (the “Transactions”) in pursuit of the Sale and confirmation of a Chapter 11 Plan contemplated by the plan term sheet attached to and incorporated into the Restructuring Support Agreement (the “Plan”) on the terms set forth in the Restructuring Support Agreement.

The Restructuring Support Agreement contemplates, among other things:

•	that the Sale will be conducted pursuant to the bidding procedures attached to and incorporated into the Restructuring Support Agreement (as amended, modified, waived or supplemented, the “Bidding Procedures”);

•	that the Sale will be conducted as follows:

o	in the event that the Buyer (as defined below) is the Successful Bidder (as defined in the Bidding Procedures), on the terms set forth in the Stalking Horse APA (as defined below), pursuant to which the full amount of indebtedness under the Term Loan Credit Agreement shall be credit bid, or

o	in the event that a Qualified Bidder (as defined in the Bidding Procedures) other than the Stalking Horse Bidder is the Successful Bidder, on the terms of the purchase agreement for the Successful Bidder as approved by the Court; and

•	commitments by the Consenting Term Lenders to provide the debtor in possession financing pursuant to the terms and conditions set forth in the DIP Credit Agreement (described below).

In accordance with the Restructuring Support Agreement, the Consenting Term Lenders agreed, among other things, to: (i) vote in favor of the Plan , including supporting all of the debtor and third-party releases, injunctions, discharge and exculpation provisions provided in the Plan; (ii) use commercially reasonable effort to support the Transactions and take all reasonable actions necessary to implement and consummate the Transactions in accordance with the terms, conditions, and applicable deadlines set forth in the Restructuring Support Agreement, the Plan and the Bidding Procedures, as applicable; (iii) direct the Term Loan Agent (or any designated subagent) to credit bid up to the full amount of indebtedness under the Term Loan Credit Agreement and otherwise facilitate the Transactions contemplated by the Restructuring Support Agreement and the Stalking Horse APA; and (iv) negotiate in good faith the applicable Definitive Documents (as defined in the Restructuring Support Agreement) and use their commercially reasonable efforts to agree to the form and substance of such Definitive Documents consistent with the terms of the Restructuring Support Agreement.

In accordance with the Restructuring Support Agreement, the Company Parties agreed, among other things, to: (i) use commercially reasonable efforts to (a) pursue the Transactions on the terms and in accordance with the milestones set forth in the Restructuring Support Agreement, and (b) cooperate with the Consenting Term Lenders to obtain necessary Court approval of the Definitive Documents to consummate the Transactions; (ii) not take any action, and not encourage any other person or entity to, take any action, directly or indirectly, that would reasonably be expected to, breach or be inconsistent with this Agreement, or take any other action, directly or indirectly, that would reasonably be expected to interfere with the acceptance or implementation of the Transactions, this Agreement, the Sale, or the Plan; (iii) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Transactions; (iv) negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Transactions as contemplated by this Agreement; and (v) use commercially reasonable efforts to seek additional support for the Transactions from their other material stakeholders to the extent reasonably prudent.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones related to the filing, approval, confirmation and effectiveness of the Plan, entry of orders relating to the DIP Facility and the closing of the Sale.

The foregoing description is only a summary of the Restructuring Support Agreement, and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Stalking Horse APA

The Company and certain of its direct and indirect subsidiaries (collectively, the “Sellers”) have agreed on the form of an asset purchase agreement with certain of the Company’s existing lenders (collectively, the “Buyer”) substantially in the form attached to and incorporated into the Restructuring Support Agreement (the “Stalking Horse APA”), pursuant to which the Buyer will agree to purchase, subject to the terms and conditions contained therein, substantially all of the assets of the Sellers. Each of the Sellers is a debtor in the Chapter 11 Cases.

The Sale pursuant to the Stalking Horse APA will be subject to approval of the Court and an auction to solicit higher or otherwise better bids. The Sellers will seek Court approval to declare the Buyer as the “stalking horse” bidder within thirty days of the Petition Date. If the Company Parties receive any bids that are higher or otherwise better, the Company Parties expect to conduct an auction no later than eighty-two days after the Petition Date. As the stalking horse bidder, the Buyer’s offer to purchase substantially all of the assets of the Sellers, to be forth in the Stalking Horse APA, will serve as the minimum or floor bid on which the Company Parties, their creditors, suppliers, vendors, and other bidders may rely. Other interested bidders would be permitted to participate in the auction they submit qualifying offers that are higher or otherwise better than the stalking horse bid.

Under the terms of the Stalking Horse APA, the Buyer will agree, absent any higher or otherwise better bid, to acquire substantially all of the assets of the Sellers for aggregate consideration comprising (i) the assumption of certain liabilities, (ii) the credit bid of 100% of the Lenders’ pre-petition claims under the Term Loan Credit Agreement, which amount shall be satisfied by discharging all of the Lenders’ pre-petition claims pursuant to section 363(k) of the Bankruptcy Code, and (iii) an amount in cash equal to the amount set forth in the Wind-Down Budget included as an exhibit to the Stalking Horse APA.

The foregoing description of the Stalking Horse APA does not purport to be complete and is qualified in its entirety by reference to the final, executed Stalking Horse APA, as approved by the Court.

Debtor-In-Possession Financing

The Company Parties have agreed on the form of a debtor-in-possession credit agreement with the Consenting Term Lenders to be party thereto and Wilmington Savings Fund Society, FSB, as the administrative agent, setting forth the terms and conditions of a $30 million debtor in possession financing facility (the “DIP Facility”), substantially in the form attached to and incorporated into the Restructuring Support Agreement (the “DIP Credit Agreement”). Upon approval by the Court and the satisfaction of the conditions set forth in the DIP Credit Agreement, the DIP Facility will provide the Company Parties with valuable liquidity, which, along with cash on hand, and cash generated from ongoing operations, will be used to support the business and the marketing and Sale process.

The foregoing description of the DIP Facility and the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Court.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constituted an event of default that accelerated our obligations under the Term Loan Credit Agreement. The Term Loan Credit Agreement provides that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable.

Pursuant to Section 362 of the Bankruptcy Code, the filing of the Bankruptcy Petitions automatically stayed most actions against the Company Parties, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Company Parties’ property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Company Parties’ Chapter 11 Cases also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Company Parties or their property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Company Parties’ bankruptcy estates, unless and until the Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Item 7.01	Regulation FD Disclosure.

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. The Company expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Press Release

On May 20, 2020, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1.

Additional information about the Chapter 11 cases can be found at the Company’s dedicated microsite, www.akorn-forward.com. Claims information can be found at www.kccllc.net/akorn.

The information contained in this Item 7.01 including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes statements that may constitute “forward-looking statements,” including statements regarding the Chapter 11 Cases, the DIP Facility, the Company’s ability to complete the Sale and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. You can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expect,” “continue,” “believe,” “seek,” “anticipate,” “estimate,” “intend,” “could,” “would,” “potential,” or the negative of such terms or other similar expressions. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties related to: (i) the consummation of the Sale; (ii) potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; (iv) objections to the Stalking Horse APA, Bidding Procedures, DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; (vii) the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; (viii) the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; (ix) the Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the Sale and the DIP Facility, and the outcome of the Chapter 11 Cases generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; (xi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Sale or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; (xiii) other litigation and inherent risks involved in a bankruptcy process; and (xiv) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the Securities and Exchange Commission (“SEC”) on February 26, 2020), Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (as filed with the SEC on May 11, 2020) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated May 20, 2020, by and between the Company Parties and Consenting Term Lenders

99.1	Furnished Press Release of Akorn, Inc., dated May 20, 2020, Announcing Bankruptcy Filing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: May 21, 2020	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer